UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934  (Amendment No.    )

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Therma-Wave, Inc.

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THERMA-WAVE, INC.

1250 Reliance Way
Fremont, California 94539

July 19, 2004

To our stockholders:

     You are cordially invited to the 2004 Annual Meeting of Stockholders for Therma-Wave, Inc.

     Date:     August 23, 2004

     Time:    11:00 a.m., Pacific Daylight Saving Time

     Place:   1250 Reliance Way, Fremont, California 94539

     At the annual meeting, you will have the opportunity to vote to elect three directors. In addition to the formal items of business, Therma-Wave will review the major developments of fiscal 2004 and answer questions that you may have about the company and our activities.

     The proxy statement is a critical element of our corporate governance process. Its purpose is to answer your questions and give you important information regarding our board of directors and senior management. It includes discussions of proposals that require your vote and it contains information describing Therma-Wave’s corporate governance practices.

     Over the past year, Therma-Wave’s board of directors and management team have continued to enhance our corporate governance practices. We will implement further changes as new rules are adopted and as we think appropriate. We hope you will take some time to review our corporate governance practices which are described in the proxy statement.

     This letter is your notice of the annual meeting and is being sent to stockholders of record as of the close of business on June 17, 2004, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING IN ADVANCE BY MAIL WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

     We look forward to seeing you at the meeting.

Sincerely,

L. Ray Christie Vice President, Chief Financial Officer and Secretary

Proxy Statement for the Therma-Wave, Inc.
Annual Meeting of Stockholders

Table of Contents

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
About This Proxy Statement	1
Number of Votes	1
The Quorum Requirement	1
Voting by Proxy	1
Revoking Your Proxy	2
Voting in Person	2
Approving the Proposals	2
The Effect of Broker Non-Votes	2
Submission of Stockholder Proposals	2
The Cost of Soliciting Proxies	3
ELECTION OF DIRECTORS	3
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	7
Corporate Governance Philosophy	7
Code of Ethics	7
Director Independence	7
Stockholder Communication with the Board	8
Committees of the Board	8
Director Nomination Process	9
Director Compensation	10
Compensation Committee Interlocks and Insider Participation	11
Director Participation	11
Indemnification of Directors and Executive Officers	11
Related Party Transactions	11
MANAGEMENT	12
Current Executive Officers	12

Summary Compensation Table	14
Option Grants in Last Fiscal Year	15
Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	15
Employment Agreements of Named Executives	15
Section 16(a) Beneficial Ownership Reporting Compliance	17
PRINCIPAL STOCKHOLDERS	18
INDEPENDENT PUBLIC ACCOUNTANTS	20
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	21
AUDIT COMMITTEE REPORT	23
PERFORMANCE GRAPH	25
WHERE CAN I GET MORE INFORMATION?	26
KEEP YOUR ADDRESS CURRENT	26
Appendix A — Audit Committee Charter
Appendix B — Nominating and Governance Committee Charter

PROXY STATEMENT FOR THE
THERMA-WAVE, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

     You have been sent this proxy statement and the enclosed proxy card because Therma-Wave’s board of directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This proxy statement summarizes the information that you will need in order to vote at the annual meeting. However, you need not attend the annual meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

     This proxy statement and the enclosed proxy card were sent on approximately July 19, 2004 to all stockholders who owned Therma-Wave common stock at the close of business on June 17, 2004, who are the only stockholders entitled to vote at the annual meeting. For ten days prior to the annual meeting, a list of Therma-Wave’s stockholders will be open for examination at Therma-Wave’s headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 35,673,197 shares of Therma-Wave common stock outstanding.

Number of Votes

     Each share of Therma-Wave common stock you own entitles you to one vote on each proposal at the annual meeting.

The Quorum Requirement

     At the annual meeting, an inspector of elections will determine whether there is a quorum present. A quorum is required to conduct any business at the annual meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card “abstain,” or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

     Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

     If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares “FOR” the election of the three nominees for Class II directors.

     If any other matter is presented at the annual meeting, your shares will be voted in accordance with the proxy representatives’ best judgment. Presently, the company knows of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Revoking Your Proxy

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

•	You may send in another proxy with a later date.

•	You may notify Therma-Wave’s Secretary in writing before the annual meeting.

•	You may attend the meeting and vote in person.

Voting in Person

     If you plan to attend the annual meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 17, 2004, the record date for voting.

Approving the Proposals

     At the annual meeting, the three nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked “withheld,” your vote will have no impact on the election of those directors as to whom you have withheld votes.

The Effect of Broker Non-Votes

     Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares, these “broker non-votes” will not be counted as voting either for or against the director nominees.

Submission of Stockholder Proposals

     Proposals of stockholders that are intended to be included in our proxy statement and proxy card relating to our 2005 annual meeting of stockholders, including nominations for directors, must be received by us prior to March 16, 2005. In addition, according to the terms of our bylaws, any nominations for director at next year’s annual meeting should be officially submitted to the company between May 24, 2005 and June 24, 2005. Also according to our bylaws, any other proposals to be voted on at the 2005 annual meeting need to be submitted to the company between 60 and 90 days prior to the date of our 2005 annual meeting. Any proposals or director nominations that are received in accordance with our bylaws but are not included in the proxy statement for the 2005 annual meeting may be voted on by the proxy holders at that meeting in their discretion.

     All proposals should be submitted by certified mail, return receipt requested. A stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders should request a copy of our bylaws from our Secretary in order to conform to the requirements set forth in those bylaws.

The Cost of Soliciting Proxies

     Therma-Wave will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Therma-Wave’s directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Therma-Wave will not compensate these directors and employees additionally for this solicitation, but Therma-Wave may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Therma-Wave will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Therma-Wave will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

ELECTION OF DIRECTORS

     Therma-Wave’s board of directors oversees the business and other affairs of Therma-Wave and monitors the performance of management. In accordance with corporate governance principles, non-employee members of the board do not involve themselves in the day-to-day operations of Therma-Wave. Board members keep themselves informed through discussions with the President and Chief Executive Officer, other key executives and the company’s principal external advisors (such as legal counsel, independent public accountants, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in board meetings.

     Board members are divided into three classes. The term of service for each class expires in a different year, with each director serving a term of three years, or until a successor is elected. The term of our Class II directors expires at this year’s annual meeting. The term of our Class III directors will expire at our annual meeting in 2005, and the term of our Class I directors will expire at our annual meeting in 2006.

     The board’s nominating and corporate governance committee has nominated Messrs. Hanley, Suh and Tomlinson as Class II directors to be elected at the annual meeting. All three current nominees for Class II directors were elected by our current board members in March 2004 to fill vacancies on the board pursuant to Article Ten, Section 2 of our Restated Certificate of Incorporation. Certain information regarding these nominees and each of the other directors is set forth below. If you elect them, Messrs. Hanley, Suh and Tomlinson will hold office until the annual meeting in 2007 or until their successors have been duly elected and qualified. The company knows of no reason why any of these nominees may be unable to serve as a director. If a nominee is unable to serve, your proxy may vote for another nominee proposed by the board. If any director resigns, dies or is otherwise unable to serve out a complete term, or the board increases the number of directors, the board may fill the vacancy through a majority vote of those serving at that time. All three of these nominees were originally recommended to our nominating and corporate governance committee by current board members.

     As of July 19, 2004, nine individuals were serving on the board. One of our current Class II directors, David Dominik, has decided not to stand for re-election at this year’s stockholder meeting. As a result of Mr. Dominik choosing to not be nominated to serve again and the anticipated election of our three nominees for Class II director, we expect to have eight directors following this year’s stockholder meeting.

     The following directors are nominated for election this year:

Name of Nominee	Class	Age	Positions Held
Peter R. Hanley	II	65	With Therma-Wave:
Director			• Director since 2004.
			• Currently serving on the compensation and
			nominating and corporate governance committees.
			With Others:
			• Advisor to the Chairman of the Board and CEO of
			Novellus Systems, Inc. since 2003.
			• President of Novellus Systems from 2001 to 2003.
			• Executive Vice President of Sales of Novellus
			Systems from 1992 to 2001.
Nam Pyo Suh	II	67	With Therma-Wave:
Director			• Director since 2004.
			• Currently serving on the compensation and
			nominating and corporate governance committees.
			With Others:
			• Cross Professor of Mechanical Engineering at
			the Massachusetts Institute of Technology since 1970.
			• Director of the Cross Center for Complex
			Systems (formerly the Manufacturing Institute)
			at MIT since 1989.
			• Director of Integrated Circuit Systems, Inc.
			and ParkerVision, Inc. along with several other
			privately-held companies.

Name of Nominee	Class	Age	Positions Held
Lawrence Tomlinson	II	63	With Therma-Wave:
Director			• Director since 2004.
			• Currently serving on the audit committee.
			With Others:
			• With Hewlett Packard from 1993 to 2003, most
			recently as Senior Vice President and Treasurer.
			• Director of Coheret, Inc. and SalesForce.com.

     The following directors are not up for election this year and will continue to serve until their terms expire:

Name of Director	Class	Age	Positions Held
Papken Der Torossian	III	65	With Therma-Wave:
Chairman of the Board			• Chairman of the Board and Director since 2003.
			With Others:
			• Managing Director of Crest Enterprises LLC from
			1997 to present.
			• Chairman of the Board and Chief Executive
			Officer of Silicon Valley Group, Inc. from 1991
			to 2001.
			• Director of ANTs Software Inc. and
			ParkerVision, Inc.
David E. Aspnes	III	65	With Therma-Wave:
Director			• Director since 2001.
			• Currently serving on the compensation and
			nominating and corporate governance committees.
			With Others:
			• Professor of Physics, North Carolina State
			University since 1992; Distinguished University
			Professor of Physics since 1999.
			• Director of Aspnes Associates, Inc. since 1994.

Name of Director	Class	Age	Positions Held
G. Leonard Baker, Jr	I	61	With Therma-Wave:
Director			• Director since 1997.
			• Currently serving on the audit, compensation
			and nominating and corporate governance
			committees.
			With Others:
			• Managing Director of General Partner of Sutter
			Hill Ventures since 1974.
			• Director of Praecis Pharmaceuticals, Inc.,
			Corcept Therapeutics, Incorporated and several
			privately-held companies.
John D’Errico	III	61	With Therma-Wave:
Director			• Director since 2001.
			• Currently serving on the audit and nominating
			and corporate governance committees.
			With Others:
			• With LSI Logic Corporation since 1991,
			currently as Executive Vice President, Storage
			and Communication Components.
Boris Lipkin	I	56	With Therma-Wave:
President, Chief Executive			• President, Chief Executive Officer and
Officer and Director			Director since 2003.
			With Others:
			• Senior Vice President of ASML Holding, N.V. and
			President of the Track Division of ASML from
			2001 to 2002.
			• With Silicon Valley Group, Inc. from 1995 to
			2001, most recently as Division President.

The board of directors recommends a vote FOR the election of
Messrs. Hanley, Suh and Tomlinson as Class II directors.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Philosophy

     The board of directors believes that adherence to sound corporate governance policies and practices is important in ensuring that Therma-Wave is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders.

     Therma-Wave’s business affairs are conducted under the direction of the board in accordance with the Delaware General Corporation Law as implemented by our certificate of incorporation and bylaws. The role of the board of directors is to effectively govern the affairs of the company for the benefit of our stockholders and, to the extent appropriate under Delaware law, other constituencies, which include our employees, customers and the communities in which we do business. The board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that Therma-Wave’s activities are conducted in a responsible and ethical manner.

     Over the past year, we have implemented various changes to our corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the changes in Nasdaq’s corporate governance rules. In many instances, we already had procedures in place that complied with the new stricter requirements. In other cases, changes have been necessary. Many of the changes required by the Sarbanes-Oxley Act and related SEC rules are being phased in over time. As a result, our response to these changes will be an on-going process, which may require us to implement additional programs in the future.

Code of Ethics

     Our board has adopted a Code of Ethics that is applicable to all of our employees worldwide, including all of our directors, our Chief Executive Officer and our Chief Financial Officer. Our Code of Ethics, which satisfies the requirements of applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Ethics is available as an exhibit to our annual report on Form 10-K for the year ended March 28, 2004. We will disclose any waivers or amendments to the Code of Ethics to our stockholders.

Director Independence

     The board believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the board. For this purpose, a director will be considered to be “independent” only if the board affirmatively determines that the director does not have any direct or indirect material relationship with Therma-Wave that may impair, or appear to impair, the director’s ability to make independent judgments.

     The board has recently evaluated all relationships between each director and Therma-Wave and has determined that all of our directors, other than Mr. Lipkin who is our President and Chief Executive Officer, are independent.

Stockholder Communication with the Board

     Stockholders may communicate concerns to any director, committee member or the board by writing to the following address: Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539, attention Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the relevant director, committee member or the full board as indicated in the correspondence.

     We do not currently have a policy that requires all of our directors to attend our annual stockholder meeting. Six of our directors attended our 2003 annual meeting.

Committees of the Board

     Our board has three standing committees to assist it in its oversight responsibilities: the compensation committee, the audit committee and the nominating and corporate governance committee.

     Compensation Committee. The compensation committee reviews, approves and recommends to the board the amounts and types of compensation to be paid to our executive officers; reviews, approves and recommends to the board all bonus and equity compensation to be paid to other Therma-Wave employees; and administers our stock-based compensation plans. Messrs. Aspnes, Baker, Hanley and Suh currently serve on our compensation committee. During the majority of our fiscal year ended March 28, 2004, Messrs. Alvarez was also a member of the compensation committee. Messrs. Hanley and Suh joined the committee in March 2004. The compensation committee is comprised entirely of directors who satisfy the standards of independence applicable to compensation committee members established under applicable law and Nasdaq listing requirements. The compensation committee met six times during fiscal 2004.

     Audit Committee. The audit committee assists the board in fulfilling its responsibilities to provide oversight with respect to Therma-Wave’s financial statements and reports and other disclosures provided to stockholders, our system of internal controls, the audit process and legal and ethical compliance. Our audit committee reports to the board regarding our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is responsible for the appointment, compensation and oversight of the company’s outside accounting firm, and for the pre-approval of audit services and fees and permissible non-audit services and fees. The independent auditors report directly to the audit committee. The committee approves all related party transactions, and has the authority to engage independent counsel and other outside advisors. The audit committee revised its charter during our last fiscal year and a copy of this revised charter is attached as Appendix A.

     The audit committee is currently comprised of Messrs. Tomlinson, Baker and D’Errico. Until his resignation in March 2004, Mr. Alvarez also served on the audit committee. The audit committee meets Nasdaq’s size, independence and experience requirements. The board has determined that Mr. Tomlinson, the chairman of the audit committee, qualifies as a “financial expert” under the current rules of the SEC. The audit committee met ten times during fiscal 2004.

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee identifies, evaluates and recommends to the board of directors candidates for election to the board. The committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the board in the governance of Therma-Wave and undertakes such other activities as may be delegated to it from time to time by the board. The nominating and corporate governance committee charter is attached as Appendix B to this proxy statement.

     Messrs. Aspnes, Baker, D’Errico, Dominik, Hanley and Suh currently serve on our nominating and corporate governance committee. Mr. Baker and Ms. Hasan served on the nominating and corporate governance committee during the majority of fiscal 2004, with Messrs. Aspnes, D’Errico and Dominik joining the committee in August 2003 and with Messrs. Hanley and Suh joining the committee in March 2004. The board has determined that each current member of the nominating and corporate governance committee meets the SEC’s and Nasdaq’s independence requirements. This committee met twice during fiscal 2004.

Director Nomination Process

     Our nominating and corporate governance committee has the responsibility for identifying potential director nominees. The committee is open to accepting recommendations from a variety of sources including stockholders, directors and employees of the company and outside search firms. The three director nominees at this year’s annual meeting were recommended by current board members, and we paid no fees to any third parties in connection with identifying them.

     The process for electing director nominees entails making a preliminary assessment of each candidate based upon his or her resume and other biographical information, his or her willingness to serve and other background information. If the director nominee is a current board member, the nominating and corporate governance committee also considers prior board performance and contributions. This information is then considered in light of the specific needs of the board at that time. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the nominating and corporate governance committee will recommend the candidate to the board for election. The committee uses the same process for evaluating all candidates regardless of the source of the nomination.

     While the nominating and corporate governance committee has not yet finalized a set of minimum qualifications and attributes that it believes a director nominee must possess, it considered the following when nominating directors to be elected at this year’s annual meeting:

•	The ability to apply good business judgment;

•	The ability to exercise duties of loyalty and care for the benefit of our stockholders;

•	Proven strength of character;

•	Demonstrated integrity and ethics;

•	Diversity of experience;

•	The ability to understand complex principles of business and finance; and

•	Familiarity with national and international issues affecting businesses.

     The nominating and corporate governance committee may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

     While the nominating and corporate governance committee is responsible for recommending candidates for election as directors at the annual meeting, stockholders also have an opportunity to nominate candidates for election to the board. In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Therma-Wave at least 60 but not more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting. The notice must contain biographical information about the nominee as required by the securities laws and regulations of the United States and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made. Further details about how a stockholder may nominate a person to serve on the board of directors can be found in our bylaws. A stockholder wishing to nominate a candidate must also comply with the notice requirements described above under “Information About Annual Meeting and Voting — Submission of Stockholder Proposals.”

Director Compensation

     Mr. Der Torossian receives $10,000 a month for his services as Chairman of the Board. Other directors who are not employees of Therma-Wave receive $15,000 as annual compensation for their service. Those independent directors, other than Mr. Der Torossian, who are chairpersons or secretaries of board committees receive an additional $2,500 per year. In addition, our non-employee directors, other than Mr. Der Torossian, are compensated as follows for each board or committee meeting which they attend:

•	$2,500 for in-person attendance, and $1,500 for telephonic attendance, at each regularly scheduled board meeting;

•	$1,500 for in-person attendance, and $500 for telephonic attendance, at each special meeting of the board; and

•	$1,500 for in-person attendance, and $500 for telephonic attendance, at a board committee meeting if the committee meeting is not held on the same day as a board meeting.

     Our non-employee directors also generally receive an initial stock option grant of 20,000 shares. However, Mr. Der Torossian received an initial stock option grant in 2003 of 400,000 shares. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their services.

Compensation Committee Interlocks and Insider Participation

     The compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley and Suh. Frank Alvarez also served on the compensation committee prior to his resignation in March 2004. During our fiscal year ended March 28, 2004, no compensation committee member was a current or former officer or employee of the company or its subsidiaries. No executive officer of the company served as a member of the compensation committee of, or as a director of, any company where an executive officer of that company is a member of our board of directors or compensation committee. The members of the compensation committee thus do not have any compensation committee interlocks or insider participation, and there are no other interlocks or insider participation to report.

Director Participation

     The board held ten meetings during fiscal 2004 which ended on March 28, 2004. All incumbent board members participated in 75 percent or more of the aggregate of the total number of board meetings held during their periods of service in fiscal 2004 and the total number of board committee meetings on which they served during their periods of service in fiscal 2004.

Indemnification of Directors and Executive Officers

     Therma-Wave has agreed to provide indemnification for our board members and executive officers beyond the indemnification provided for in the Delaware General Corporation Law as provided for in our Amended and Restated Certificate of Incorporation and bylaws.

Related Party Transactions

     Ms. Talat Hasan, a former member of our board of directors, former Senior Vice President of Therma-Wave and former President and Chief Executive Officer of Sensys Instruments, is a general partner of Hitek Venture Partners Limited Partnership. We lease facilities in Santa Clara, California from Hitek. During the year ended March 31, 2004, we paid Hitek $0.3 million for the lease of these facilities.

     John D’Errico, a member of our board of directors, is also Executive Vice President, Storage and Communication Components of LSI Logic Corporation. Our revenues from sales to LSI Logic in fiscal 2004 were $1.2 million.

MANAGEMENT

Current Executive Officers

Name of Officer	Age	Positions Held
Boris Lipkin	56	With Therma-Wave:
President, Chief Executive		• President, Chief Executive Officer and Director
Officer and Director		since 2003.
With Others:
• Senior Vice President of ASML Holding, N.V. and
President of the Track Division of ASML from
2001 to 2002.
• With Silicon Valley Group, Inc. from 1995 to
2001, most recently as Division President.
L. Ray Christie	60	With Therma-Wave:
Vice President, Chief		• Vice President, Chief Financial Officer and
Financial Officer and Secretary		Secretary since 1998.
David Doyle	48	With Therma-Wave:
Vice President of		• Vice President of Manufacturing Operations
Manufacturing Operations		since 2002.
• Director of Manufacturing from 2001 to 2002.
With Others:
• Senior Program Manager for KLA-Tencor
Corporation from 1998 to 2001.
• Director of Operations for KLA-Tencor from 1996
to 1998.

Name of Officer	Age	Positions Held
James Mitchener	46	With Therma-Wave:
Senior Vice President, Integrated		• Senior Vice President, Integrated Products and
Products and Business Planning		Business Planning since 2003.
• Senior Vice President, Marketing for Sensys
Instruments Corporation from 2001 to 2003.
With Others:
• Senior Vice President, Global Marketing
Operations, for Asyst Technologies, Inc. from
2000 to 2001.
• Senior Vice President, Marketing and Technology
Development at Torrex Equipment Corporation
from 1999 to 2000.
• Vice President of Marketing at KLA-Tencor from
1998 to 1999.
Dr. Jon L. Opsal	63	With Therma-Wave:
Senior Vice President, Chief		• Senior Vice President, Chief Technical Officer
Technical Officer		since 2000.
• Vice President, Research and Development from
1994 to 2000.
Ajit Paranjpe	41	With Therma-Wave:
Vice President, Marketing		• Vice President, Marketing since June 2004.
and Applications		With Others:
• Chief Technical Officer and Vice President,
Technology at TORREX from 2000 to 2004.
• Director of Process Technology and Applications
Engineering at Veeco-CVC, Inc. from 1995 to 2000.
Noel Simmons	56	With Therma-Wave:
Vice President, Human Resources		• Vice President, Human Resources and Facilities
and Facilities		since 2000.
• Director, Human Resources and Facilities from
1994 to 2000.

Name of Officer	Age	Positions Held
Rodney Smedt	41	With Therma-Wave:
Vice President, Engineering		• Vice President, Engineering since 2002.
		• Vice President, Engineering for Sensys
		Instruments Corporation from 2001-2002.
		With Others:
		• Senior Director, Engineering, KLA-Tencor from
		1999 to 2001.
		• Director Engineering, KLA Tencor from 1997 to
		1999.

Summary Compensation Table

     Executive officers of the company are appointed by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended March 28, 2004 for each of our named executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($) (1)	Securities Underlying Options(#)	All Other Compensation ($) (2)
Boris Lipkin (3)	2004	$320,000	$—	$12,975	300,000	$—
President and Chief	2003	40,769	—	1,981	500,000	—
Executive Officer

L. Ray Christie	2004	$187,308	$—	$11,775	125,000	$—
Vice President, Chief	2003	176,289	—	11,775	7,100	—
Financial Officer and	2002	172,588	—	11,775	18,000	—
Secretary

James Mitchener (4)	2004	$182,539	$20,000	$975	50,000	$—
Senior Vice President,	2003	176,539	—	956	2,000	—
Integrated Products and	2002	46,389	—	—	106,567	—
Business Planning

Jon L. Opsal	2004	$229,321	$—	$975	80,000	$5,700
Senior Vice President,	2003	221,744	—	975	12,000	4,900
Chief Technical Officer	2002	235,569	—	975	15,000	2,650

Rodney Smedt (4)	2004	$198,208	$—	$975	50,000	$250
Vice President,	2003	179,443	—	956	21,157	450
Engineering	2002	36,944	—	—	79,097	—

__________

(1)	Car allowances and flexible credits earned.

(2)	Cash paid as invention award.

(3)	Mr. Lipkin joined Therma-Wave in February 2003 as our President, Chief Executive Officer and Director.

(4)	Messrs. Mitchener and Smedt were hired in January of 2002 in connection with our acquisition of Sensys Instruments Corporation.

Option Grants in Last Fiscal Year

     The following table shows information regarding stock options granted by the company to the named executive officers during our last fiscal year:

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options(#)	% of Total Options Granted in Last Fiscal Year	Exercise Price Per Share (a)	Expiration Date (b)	5% ($)	10% ($)
Boris Lipkin	300,000	9.4%	$4.15	10/22/13	$782,974	$1,984,209
L. Ray Christie	75,000	2.4%	$0.47	4/22/13	22,169	56,179
L. Ray Christie	50,000	1.6%	$4.15	10/22/13	130,496	330,702
James Mitchener	50,000	1.6%	$0.47	4/22/13	14,779	37,453
Jon Opsal	50,000	1.6%	$0.47	4/22/13	14,779	37,453
Jon Opsal	30,000	0.9%	$6.37	12/2/13	120,182	304,564
Rodney Smedt	50,000	1.6%	$0.47	4/22/13	14,779	37,453

__________

(a)	The exercise price was determined based upon the closing price of our stock on the day prior to the grant.

(b)	Options will expire on the earlier of 90 days after the date of termination of employment or the date indicated above.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     No options were exercised by any named executive during the company’s last fiscal year. The following table shows information for the named executives concerning options outstanding at the end of the last fiscal year:

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End Unexercisable/ Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a) Unexercisable/ Exercisable
Boris Lipkin	664,584/135,416	$1,108,335/$411,665
L. Ray Christie	143,290/111,810	$247,484/$3,428
James Mitchener	105,581/52,986	$230,881/$93,791
Jon Opsal	98,500/151,155	$170,345/$5,795
Rodney Smedt	107,081/43,173	$221,322/$68,105

__________

(a)	Based on the closing price of the common stock at March 26, 2004.

Employment Agreements of Named Executives

     We entered into an employment agreement with Mr. Lipkin on February 5, 2003 pursuant to which he serves as our current President and Chief Executive Officer. We entered into an employment agreement with Mr. Christie in August 1998 and we entered into substantially similar employment agreements with Messrs. Mitchener and Smedt at the time of our acquisition of Sensys in January 2002. We have no current employment agreement with Mr. Opsal.

     Mr. Lipkin’s employment agreement does not set an employment period ending date. Mr. Christie’s agreement provides that he will serve as our Chief Financial Officer until August 2006. The agreements of Messrs. Mitchener and Smedt provide for a three-year term for each of them. Nonetheless, each named executive’s employment period will automatically terminate upon the named executive’s resignation, death or disability or termination for good reason (as defined in the agreements), or upon termination by Therma-Wave, with or without cause (as defined in the agreements).

     Under their respective employment agreements, the named executive officers receive:

o	An annual base salary subject to review by the board and our president or chief executive officer. Their base salaries as of March 31, 2004 were as follows:

Name	Base Salary
Boris Lipkin	$350,000
L. Ray Christie	$200,000
James Mitchener	$200,000
Rodney Smedt	$210,000
o

An annual bonus based upon our achievement of operating targets and the attainment of individual goals by each named executive, each to be determined by the board and our president or chief executive officer on an annual basis; and

o	Customary fringe benefits.

     If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason, he would be entitled to receive his then current base salary, a prorated portion of his bonus and fringe benefits for six months. If Mr. Lipkin became disabled, he would receive his then current base salary, a prorated portion of his bonus and fringe benefits for 12 months. If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason within 24 months following a change of control (as that term is defined in his agreement), he would be entitled to his base salary, bonus and fringe benefits for 12 months. Any severance payments Mr. Lipkin would receive would be reduced by up to 50% of the amount of any compensation he receives from any other employment during the period he is receiving severance payments.

     If Mr. Christie’s employment were terminated by us without cause, by him for good reason or as a result of his disability, Mr. Christie would be entitled to receive his then current base salary, a bonus equal to 30% of his base salary and fringe benefits for six months. If Mr. Christie’s employment were terminated by us without cause or by him for good reason within 12 months following a change of control (as that term is defined in his agreement), he would be entitled to his base salary and a bonus equal to 30% of his base salary for 12 months. Any severance payments Mr. Christie would receive would be reduced by up to 50% of the amount of any compensation he receives from any other employment during the period he is receiving severance payments.

     If Mr. Smedt's or Mr. Mitchener's employment were terminated by us without cause or if either resigned for good reason, he would be entitled to receive his base salary for six months after his termination date. If Messrs. Mitchener and Smedt are still employed by us on January 16, 2005, then Mr. Mitchener is eligible to receive a bonus of up to $200,000 and Mr. Smedt is eligible to receive a bonus of up to $190,000. The amount of each bonus, if any will be based on the company reaching certain sales targets for certain products.

     The period of time each executive receives payments after his termination is called the severance period. Any payments that Messrs. Lipkin or Christie receive during their severance periods would be reduced by 50% of the amount that executive receives as compensation for any other employment during the severance period. Messrs. Mitchener and Smedt will cease to receive their severance payments if they accept employment from a competitor of Therma-Wave during their severance periods. If the employment of any named executive officer were terminated by us for cause or if the executive resigned without good reason, the executive would be entitled to receive his then current base salary through the date of termination.

     Under these employment agreements, each of these executives has agreed not to compete with us during the period in which he is employed by us or to disclose any confidential information during the period in which he or she is employed by us and for all times thereafter. Also, Messrs. Lipkin and Christie have agreed not to

(i)

solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he or she is employed by us, during the applicable severance period and for two years thereafter; and

(ii)	solicit or hire any of our employees for a period of five years following the date of termination for Mr. Christie or for a period of two years following the date of termination for Mr. Lipkin.

Also, Mr. Lipkin has agreed to maintain the confidentiality of all of our trade secrets for two years following the end of his employment.

     In addition, each of Messrs. Lipkin and Christie have agreed to disclose to us any and all inventions, as defined in their employment agreements, relating to our business conceived or learned by them during their employment with us and acknowledge that these inventions will be our property.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Therma-Wave’s directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of our common stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal 2003, except that the following officers and directors filed late reports:

•	James Dodsworth, James Mitchener, Giovanni Nocerino and Rodney Smedt filed late Form 3s;

•

Frank Alvarez, David Aspnes, G. Leonard Baker, Jr., Ray Christie, John D’Errico, Papken Der Torossian, David Dominik, David Doyle, Talat Hasan, James Mitchener, Jon Opsal, Noel Simmons and Rodney Smedt filed late Form 4s relating to stock option grants; and

•	Jon Opsal filed a late Form 4 relating to a transfer of stock to a family trust.

PRINCIPAL STOCKHOLDERS

     The following table provides information with respect to the beneficial ownership of our common stock, as of June 1, 2004 by:

•	all owners of 5% or more of our common stock;

•	each of our directors or those nominated to be a director;

•	each of our named executive officers; and

•	all directors, named executives and other executive officers as a group.

     The table includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options held by that person that are currently exercisable or are exercisable within 60 days of June 1, 2004.

     These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person. As of June 1, 2004, there were 35,652,190 shares of common stock issued and outstanding. The address of each of the individuals listed below is c/o Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539.

	Shares Beneficially Owned
Name	Number of Shares	Percentage of Ownership
Galleon Management, L.P. (1)	2,834,364	8.0%
Boris Lipkin, President, Chief Executive Officer and Director (2)	189,432	*
L. Ray Christie, Vice President, Chief Financial Officer and Secretary (3)	183,489	*
James Mitchener, Senior Vice President, Integrated	86,620	*
Products and Business Planning (4)
Jon L. Opsal, Senior Vice President, Chief Technical Officer (5)	329,256	*
Rodney Smedt, Vice President, Engineering (6)	60,752	*
Papken Der Torossian, Chairman of the Board (7)	361,463	1.0
David E. Aspnes, Director (8)	40,500	*
G. Leonard Baker, Jr., Director (9)	337,438	*
John D'Errico, Director (10)	35,000	*
David Dominik, Director	—	*
Peter R. Hanley, Director	—	*
Nam Pyo Suh, Director	—	*
Lawrence Tomlinson, Director	—	*
All Directors, Named Executives Officers and Other Executive Officers	1,809,437	4.9%
as a Group (16) persons)

__________

*	Less than one percent.

(1)

The information concerning shares owned has been derived from a Schedule 13G dated December 31, 2003 filed by Galleon Management, L.P. Of the shares of common stock being reported as beneficially owned by Galleon Management: (i) 1,549,364 shares are held by an offshore entity, of which Galleon Management is its investment manager; (ii) 3,700 are held by a limited partnership of which Galleon Management is its management company; (iii) 17,500 are held by a limited partnership of which Galleon Management is its management company; (iv) 14,300 are held by an offshore entity of which Galleon Management is its investment manager; (v) 62,500 are held by an offshore entity of which Galleon Management is its investment manager; (vi) 143,000 are held by a limited partnership of which Galleon Management is its management company; (vii) 437,000 are held by a limited partnership of which Galleon Management is its management company; and (viii) 607,000 are held by an offshore entity of which Galleon Management is its investment manager. Each of the entities named or described in (i) – (viii) of the previous sentence has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. The address of Galleon Management, L.P. is 135 East 57th Street, 16th Floor, New York, NY 10022.

(2)	The 189,432 shares of common stock in the table include 177,083 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(3)	The 183,489 shares of common stock in the table include 145,339 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(4)	The 86,620 shares of common stock in the table include 85,260 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(5)

The 329,256 shares of common stock in the table include 175,280 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004. Of the other shares listed in the table, 48,904 shares are held in a trust of which Mr. Opsal is a trustee.

(6)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(7)

Of these shares, 184,600 shares are held in a family trust of which Mr. Der Torossian is a trustee. Mr. Der Torossian disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust. Another, 38,530 shares are held in retirement accounts in Mr. Der

Torossian’s name. Finally, 133,333 shares can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(8)	The 40,500 shares of common stock in the table include 15,000 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

(9)

Of these shares, 69,831 shares are held by a trust of which Mr. Baker is a trustee. Mr. Baker disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust. A further 116,800 shares are held by a limited partnership of which Mr. Baker is a general partner. Mr. Baker disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the partnership. Also, 21,907 shares are held in a retirement trust for the benefit of Mr. Baker.

(10)	The 35,000 shares of common stock in the table include 15,000 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 1, 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, which has been our independent registered public accounting firm for the past fiscal year, have again been selected by the audit committee to be Therma-Wave’s independent public accountants for fiscal year 2005. We expect representatives of PricewaterhouseCoopers to attend the annual meeting and to be available to respond to questions. They may also make a statement if they wish to do so.

     The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers for the following services during fiscal years 2004 and 2003. Under the SEC’s new rule on auditor independence, which is effective for the first fiscal year ending after December 15, 2003 and was adopted as a result of implementing the Sarbanes-Oxley Act of 2002, the fees are categorized as follows:

Category of Fees	2004	2003
Audit Fees	$440,034	$216,260
Audit-Related Fees	365,000	161,450
Tax Fees	7,391	140,499
All Other Fees	0	0

Total	$812,425	$518,209

     Audit Fees. Aggregate audit fees for the years ended March 31, 2004 and March 31, 2003, respectively, were for professional services rendered for the audits of our consolidated financial statements and limited reviews of our unaudited condensed consolidated interim financial statements, issuance of consents and assistance with review of documents filed with the SEC, including filings related to the private placement of common stock that we completed in September 2003.

     Audit-Related Fees. Audit-related fees for the years ended March 31, 2004 and 2003, respectively, included services related to investigation work in connection with the review of certain of our financial statements and quarterly reports for fiscal year 2004 and 2003 and services related to due diligence of a potential acquisition in fiscal 2003.

     Tax Fees. Aggregate tax fees for the years ended March 31, 2004 and March 31, 2003, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds, tax planning and tax advice, including assistance with tax audits, assistance with ex-patriot tax return calculations for employee compensation purposes, assistance with documentation and filing for certain tax credits and advice related to mergers and acquisitions.

     Our audit committee has considered the role of PricewaterhouseCoopers LLP in providing tax and audit services and other non-audit services to Therma-Wave and has concluded that such services are compatible with PricewaterhouseCoopers LLP’s independence as our accountants.

     Our audit committee must now pre-approve all non-audit services provided to us by our independent accountants. According to our revised audit committee charter, a copy of which is attached as Appendix A to this proxy statement, this pre-approval authority may be delegated to a single member of the audit committee and then reviewed by the entire audit committee at the committee’s next meeting. Approvals of non-audit services will be publicly disclosed in our periodic reports filed with the SEC. For the fiscal year 2004, all non-audit services were pre-approved by the audit committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     Under the rules of the SEC, this compensation committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

     The board’s compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley and Suh. None of these compensation committee members is employed by Therma-Wave and each is an independent director under Nasdaq’s rules.

     The compensation committee’s responsibilities include:

•	developing guidelines for and review of the compensation and performance of the company’s officers, including the chief executive officer;

•	adopting and changing the company’s compensation policies and practices and reporting its recommendations to the full board; and

•	administering the company’s stock plans, including approval of all share authorizations and option grants.

     In reviewing the company’s compensation programs, the compensation committee intends to adhere to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value. We believe that our compensation practices are in line with the best corporate governance standards. The company’s executive compensation programs are designed to align the interest of senior management with those of the company’s stockholders. There are three key components to executive compensation:

•	base salary,

•	annual bonus and

•	long-term equity incentives.

     The committee has set forth below a discussion as to how the executive officers’ compensation was determined. In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee considers the financial condition and operational performance of the company during the prior year and the progress that the executives helped the company make during the year.

     Base Salary. In fiscal 2004, the base salary for each executive officer of the company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer’s employment agreement, if applicable. The committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in our industry. The committee believes this is necessary to attract and retain the executive talent required to form a stable management team to lead the company. This is particularly true given the competitive environment for executive talent in Silicon Valley, where our headquarters are located. Salaries are usually reviewed annually and in connection with promotions, and industry, peer group and survey results performed by independent consultants reporting to the committee are considered in making salary determinations.

     Annual Bonus. Each executive officer of the company is eligible to earn a bonus based upon individual performance during the fiscal year and the company’s performance generally. For fiscal year 2004, the compensation committee considered the achievement of each executive’s budget goals against the annual operating budget approved by the board at the beginning of the fiscal year to determine each individual’s achievement in his area of oversight. No bonuses were paid for fiscal year 2004 based on the achievement of budget goals. However, Mr. Mitchener received a one-time bonus based on his completion of a special project.

     Long-Term Equity Incentives. The committee believes that stock options directly link the compensation of executive officers with the appreciation realized by the company’s stockholders. Stock options are viewed as a critical tool to attract and retain highly qualified executives, and are a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries. Therma-Wave has a number of long-term equity incentive plans under which officers and employees may hold grants of stock or options to purchase stock of the company. The compensation committee has broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the company. Since the ultimate value of stock options bears a direct relationship to the market price of the common stock, the compensation committee believes that equity incentive awards are an effective method to encourage management to create value for the Therma-Wave’s stockholders. Under our 2000 Equity Incentive Plan which is the only stock option plan under which options can currently be issued, options are granted at their fair market price and expire up to ten years after the date of grant. Vesting generally occurs over a four-year period.

     CEO Compensation. Boris Lipkin served as President and Chief Executive Officer of Therma-Wave during fiscal 2004. The committee generally adheres to the same compensation principles described above in determining Mr. Lipkin’s compensation. Mr. Lipkin’s salary was set at $350,000 for the fiscal year ending March 28, 2004. Mr. Lipkin’s employment agreement provides that he is eligible to receive a bonus of up to 50% of his base salary based on the company reaching certain targets set by the board. He did not receive a bonus for fiscal 2004.

     Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes. The Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for certain executive officers. Certain performance-based compensation is specifically excluded from the deduction limit. The company’s policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the company’s success, and that the loss of a tax deduction may be necessary in some circumstances. The company’s incentive and stock option plans are nevertheless designed to qualify as performance based plans within the meaning of the Internal Revenue Code so as to preserve deductibility by the company of the compensation paid under them.

     The foregoing report has been approved by all members of the compensation committee.

David Aspnes
G. Leonard Baker, Jr.
Peter R. Hanley
Nam Pyo Suh

AUDIT COMMITTEE REPORT

     The audit committee is responsible for the appointment, compensation and oversight of the company’s outside accounting firm, and for the pre-approval of audit services and permissible non-audit services. The independent auditors report directly to the audit committee.

     The audit committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission and the Nasdaq National Market regarding audit committee composition, procedures and responsibilities. Although the audit committee’s existing procedures and responsibilities generally complied with the requirements of these rules and standards, the board of directors has adopted amendments to the audit committee’s charter to implement certain of the rules and to make explicit its adherence to others. A copy of the committee’s amended charter is attached to this proxy statement as Appendix A.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures used to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors have the responsibility for the examination of those statements. The audit committee’s responsibility is to monitor and review these processes and procedures, however, the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The audit committee reviewed and discussed the audited financial statements with management. It also reviewed the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the company’s accounting principles, and such other matters as are required to be discussed with the audit committee. The audit committee also discussed with the company’s independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting as required by Statement of Auditing Standards No. 61, “Communication with Audit Committees”.

     In light of the current environment, the audit committee focused increased attention on the disclosure of critical accounting policies. The audit committee discussed with management and the independent auditors whether the critical accounting policies were fully described and whether all material commitments and contingencies were likewise appropriately disclosed.

     PricewaterhouseCoopers has provided the audit committee with a formal written statement describing all relationships between the auditors and the company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The audit committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services and considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers’ independence. PricewaterhouseCoopers did not provide any financial information systems design or implementation services to the company during the fiscal year ended March 28, 2004.

     Based on these reviews and discussions with management and PricewaterhouseCoopers, and subject to our role and responsibilities described above and in the revised Audit Committee Charter, the audit committee recommended to the board of directors that the audited financial statements should be included in the company’s Annual Report on

Form 10-K for the year ended March 28, 2004 for filing with the Securities and Exchange Commission.

     The foregoing has been approved by all members of the audit committee.

Lawrence Tomlinson
G. Leonard Baker, Jr.
John D'Errico

PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our common stock since it became publicly traded on February 4, 2000 compared to the return of the Philadelphia Semiconductor Index and the Nasdaq National Market Index. The graph assumes that the value of the investment in our common stock at its initial public offering price of $20.00 per share and each index was $100.00 on February 4, 2000.

	Therma-Wave, Inc.	Philadelphia Semiconductor Index	Nasdaq National Market (U.S.) Index

February 4, 2000	$100.00	$100.00	$100.00
April 2, 2000	$170.00	$125.24	$107.04
March 30, 2001	$63.15	$60.47	$43.36
March 31, 2002	$72.20	$71.38	$43.48
March 28, 2003	$2.30	$35.72	$32.27
March 26, 2004	$18.35	$55.21	$46.18

WHERE CAN I GET MORE INFORMATION?

     Therma-Wave files annual, quarterly and special reports, proxy statements and other information with the SEC. Therma-Wave’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Therma-Wave files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of any document Therma-Wave files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     Enclosed with this proxy statement is a copy of Therma-Wave’s annual report on Form 10-K for the fiscal year ended March 28, 2004, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please contact Investor Relations, Therma-Wave, Inc. 1250 Reliance Way, Fremont, California 94539, (510) 668-2200.

KEEP YOUR ADDRESS CURRENT

     It is important that you keep our transfer agent, EquiServe, informed of your current address. EquiServe’s address is 150 Royall Street, Canton, Massachusetts 02021; telephone: (781) 575-3400.

Appendix A

Therma-Wave, Inc.
Audit Committee Charter

     The Audit Committee is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board of Therma-Wave, Inc., a Delaware corporation, (the “Company”) in fulfilling its oversight responsibilities. The Audit Committee oversees the Company’s accounting and financial reporting processes, reviews its internal control systems and oversees the audit of the Company’s financial statements.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

   Charter of the Audit Committee

1.	To oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2.

To oversee that management has established, documented, maintained and periodically re-evaluates its processes to assure that an adequate system of internal control is functioning within the Company; and

3.	To be responsible for the appointment, compensation, independence and oversight of the work of the Company's outside accounting firm and auditors.

   Membership of the Audit Committee

4.

The Audit Committee shall consist of at least three independent (as defined in Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nasdaq Marketplace Rule 4200) members of the Board who shall serve at the pleasure of the Board;

5.	Audit Committee members and the Audit Committee Chairman shall be designated by the full Board upon the recommendation of the Nominating and Governance Committee;

6.	Members of the Audit Committee shall have a familiarity with basic finance and accounting practices and shall be able to read and understand financial statements; and

7.	The Board will endeavor to ensure that at least one member of the Audit Committee shall be a "financial expert" as that term is defined by the Securities and Exchange Commission.

   General Duties and Powers

1.

Hold at least four regular meetings per year and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors or management, and include in such meetings members of management to provide information as needed. The Audit Committee shall invite the independent auditors to attend the meetings as deemed necessary by the Audit Committee.

2.

Meet with the independent auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee, and resolve any disagreements between the parties.

3.	Provide independent, direct communication between the Board, management and the independent auditors;

4.	Report to the Board following the meetings of the Audit Committee such recommendations as the Audit Committee deems appropriate;

5.	Maintain minutes or other records of meetings and activities of the Audit Committee;

   Duties and Powers Related to the Company's Relationship with the Independent Auditors

6.

Be responsible for the appointment (subject, if applicable, to shareholder ratification), compensation (which the Company shall pay), independence and oversight of the work of the Company's outside accounting firm and auditors;

7.	Review and approve the independent auditors' annual engagement letter;

8.	Have the independent auditors report directly to the Audit Committee, and oversee audit partner rotation as required by law;

9.	Review and discuss with the independent auditors all relationships they have with the Company which may impact the auditors' independence;

10.	Discuss the planning and staffing of the audit with the independent auditors prior to the audit;

   Independent Auditor Services Pre-Approval Policy

11.

Specifically review and pre-approve the engagement terms and fees of the following services provided by the independent auditors to the Company and approve, if necessary, any changes in terms, conditions and fees related to the following:

(a)	all audit services;

(b)

all audit-related services such as assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor, so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor;

(c)

all tax services to the Company such as tax compliance, tax planning and tax advice so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor;

(d)	all other permissible non-audit services such as those permissible non-audit services that it believes are routine and recurring services that would not impair the independence of the auditor;

The Audit Committee’s responsibility to approve the services listed above shall be subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The term of any pre-approval shall be 12 months from the date of the pre-approval unless the Audit Committee specifically provides otherwise.

12.	Not approve the independent auditor to conduct any non-audit services which are prohibited by the Securities and Exchange Commission's rules and relevant guidance;

13.	Require from the independent auditors detailed back-up documentation regarding the specific services to be provided prior to granting any pre-approval;

14.

If and when appropriate, form and delegate authority to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management;

   Duties and Powers Relating to the Company's Internal Audit Procedures

15.	Review the adequacy of the Company's systems of internal control;

16.

Obtain from the independent auditors and management their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient;

17.	Review and approve the Company's internal audit plans and reports, annual audit plans and budgets;

   Duties and Powers Relating to the Company's Financial Statements and Disclosure

18.

Confer with the independent auditors and management concerning the scope of their examinations of the books and records of the Company and its subsidiaries; direct the attention of the auditors to specific matters or areas deemed by the Audit Committee or management to be of special significance; and authorize the auditors to perform such supplemental review or audits as the Audit Committee may deem desirable;

19.

Discuss with the independent auditors their reports regarding (a) all critical accounting policies and practices used by the Company, (b) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (c) other material written communications between the accounting firm and management such as any management letter or schedule of "unadjusted differences;"

20.	Review with management and the independent auditors significant risks and exposures, audit activities and significant audit findings;

21.

Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

22.

Review and discuss with management and the independent auditors the Company's audited annual financial statements and the independent auditors' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

23.	Review and discuss with management and the independent auditors the Company's interim financial reports before they are filed on Form 10-Q;

24.

Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls;

25.

Review the Company's quarterly earnings releases and the Company's annual fiscal year earnings release, including the use of "pro forma" or "adjusted" non-GAAP information as well as financial information and earnings guidance, before such releases are made public;

26.

Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies;

   Duties and Powers Relating to Compliance Oversight

27.	Approve all transactions between the Company and any affiliate or related party;

28.	Obtain assurance from the independent auditors that, in the course of their audit, the auditors have not become aware that any illegal act has occurred at the Company;

29.	Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities;

30.	Establish procedures to receive, retain and treat complaints, including confidential, anonymous complaints, regarding accounting, internal accounting controls, or auditing matters;

31.

Engage independent legal, accounting or other outside advisors in circumstances where the Audit Committee determines that retaining outside advisors is in the best interests of the Company and its shareholders and determine the appropriate compensation for any advisors, which funding shall be paid by the Company; and

32.

Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to any internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

Appendix B

THERMA-WAVE, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE:

     The purpose of the Nominating and Governance Committee of the Board of Directors (the “Board) of Therma-Wave, Inc. (the “Company”) is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the Board by identifying prospective director nominees and to recommend to the Board the director nominees for the next annual meeting of stockholders; (2) develop and recommend to the Board the governance principles applicable to the Company; (3) oversee the evaluation of the Board and management; and (4) recommend to the Board director nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

•	The Nominating and Governance Committee shall be comprised of no fewer than three members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. and the Securities Exchange Commission, as applicable.

•	The members of the Nominating and Governance Committee shall be appointed by and serve at the discretion of the Board.

•	The chairperson for the Committee shall be designated by the Board, or if the Board does not do so, the Committee shall designate one member of the Committee as its chairperson.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•

The Committee shall meet on a regular basis, either in person or telephonically, not less than twice annually, at a place determined by the chairperson, and report and make recommendations to the Board for approval.

•	Evaluate the current composition, organization, number of members and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

•

Determine on an annual basis desired Board qualifications, expertise and characteristics for recommendation to the Board of Directors and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board, and make recommendations to the Board as to the class of directors in which each individual should serve. In performing these tasks, the Nominating and

B-1

Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Ensure that independent members of the Board convene executive sessions regularly.

•	Review the appropriateness of each Board member’s continued service at least every three years.

•	Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

•	Form and delegate authority to subcommittees when appropriate.

•

Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs and proposal of the Board slate for election. Consider stockholder nominees for election to the Board.

•	Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•	Review, approve and monitor the Company’s code of ethics for the Board and its officers.

•	Maintain minutes of its meetings, which minutes will be provided to the Secretary of the Company to be filed with the minutes of the meetings of the Board.

•	Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

•	Annually review and evaluate this Committee’s own performance.

•	In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

B-2

DETACH HERE

PROXY

THERMA-WAVE, INC.

ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD AUGUST 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Boris Lipkin and L. Ray Christie, and each or either of them, proxies of the undersigned (“Proxy Representatives”), with full power of substitution, to vote all of the shares of Therma-Wave, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting to be held at 1250 Reliance Way, Fremont, California 94539, August 23, 2004 at 11:00 a.m. (Pacific Daylight Saving Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

*************	*************
SEE REVERSE	SEE REVERSE
SIDE	SIDE
*************	*************

DETACH HERE IF YOU ARE RETURNING THE PROXY CARD BY MAIL

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class II directors.

1	Election of Nominees for Directors listed hereon.	In their discretion, the proxy representatives
	Nominees:	are authorized to vote upon such other business
	Class II Directors (01) Peter R. Hanley, (02) Nam Pyo	as may properly come before the Annual Meeting
	Suh and (03) Lawrence Tomlinson	or any adjournment or postponement thereof.

FOR [ ] WITHHELD [ ]

[ ]_______________________________________________ For all nominees listed hereon, except vote withheld from the nominee(s) listed above.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

This Proxy should be dated, signed by the stockholder exactly as the stockholder’s name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _____________________________	Date: __________

Signature: _____________________________	Date: __________